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                                                                Exhibit 4.4(iii)

                                SECOND AMENDMENT

                                       TO

                                CREDIT AGREEMENT



                  This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of April 30, 1999 and is by and among GLOBAL HEALTH SUB, INC., as Borrower, GLOBAL HEALTH SCIENCES, INC., as Parent Guarantor, the LENDERS party hereto, CITICORP USA, INC., as Administrative Agent, CITIBANK, N.A., as Issuing Bank, and BANK OF AMERICA NT&SA, as Documentation Agent.

                                    RECITALS

                  1. The parties hereto have previously entered into that certain Credit Agreement dated as of April 23, 1998, as amended by that certain First Amendment to Credit Agreement dated as of December 4, 1998 (as so amended, the "Credit Agreement").

                  2. The Borrower has requested that the Lenders agree to amendments to certain provisions of the Credit Agreement and the Lenders are willing to agree to such amendments, all on the terms and conditions set forth herein.

                                    AGREEMENT

                                       I.
                                   DEFINITIONS

                  1.1. DEFINED TERMS. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

                                       II.
                                   AMENDMENTS

                  2.2. AMENDMENTS TO CREDIT AGREEMENT. As of the Second Amendment Effective Date, the Credit Agreement shall be amended as follows:

                           2.1.1.   SECTION 1.1.

                           (a) Section 1.1 of the Credit Agreement is hereby amended by adding thereto in appropriate alphabetical order the following defined term:

                           "`SECOND AMENDMENT EFFECTIVE DATE' means the date of the effectiveness of the Second Amendment to Credit Agreement dated as of April 30, 1999 by and among the Borrower, Parent Guarantor, the Lenders signatory thereto, the Administrative Agent, the Issuing Bank and the Documentation Agent."

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                           (b) Clause (g)(ii)(A) of the definition of "Permitted
         Acquisition" is hereby amended by inserting the phrase "(as in effect prior to the Second Amendment Effective Date)" immediately following the words "Sections 6.12 through 6.15" appearing in such clause.

                           (c) Clause (g)(ii)(B) of the definition of "Permitted Acquisition" is hereby amended by inserting the phrase "(as in effect prior to the Second Amendment Effective Date)" immediately following the words "compliance with such covenants" appearing in such clause.

                           2.1.2. SECTION 6.4(B). Section 6.4(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                            "(b) Permitted Acquisitions after the date of delivery of the financial statements and Compliance Certificate required hereunder with respect to the first fiscal quarter of the Borrower in 2000 if and only if (i) the Borrower is, as of the end of such fiscal quarter (and each fiscal quarter thereafter) and as of and after giving effect to the consummation of such Permitted Acquisition, in compliance with the provisions of Sections 6.11 through and including 6.15 hereof as in effect prior to the Second Amendment Effective Date, and (ii) each of the Supply Agreements shall have been extended until at least December 31, 2003 on substantially the same terms (and in no event on terms materially less favorable to the Loan Parties);"

                  2.1.3. SECTIONS 6.11 THROUGH 6.15. Sections 6.11 through and including Section 6.15 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

                  "Section 6.11 CAPITAL EXPENDITURES. The Borrower and Holdings will not make any Capital Expenditures except (a) Permitted Acquisitions and (b) other Capital Expenditures made by the Borrower or a Borrower Subsidiary in an amount which, in the aggregate for all such other Capital Expenditures made by the Borrower and the Borrower Subsidiaries, does not (i) for the period of four fiscal quarters ending as of the end of the first fiscal quarter of 1999, exceed $9,250,000, (ii) for the period of four fiscal quarters ending as of the end of the second fiscal quarter of 1999, exceed $10,500,000, (iii) for the period of four fiscal quarters ending as of the end of the third fiscal quarter of 1999, exceed $10,000,000, (iv) for the period of four fiscal quarters ending as of the end of the fourth fiscal quarter of 1999, exceed $10,750,000, or (v) in any period of four fiscal quarters ending on the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2000, exceed 3% of revenues of the Borrower and the Borrower Subsidiaries for such four-quarter period determined on a consolidated basis in accordance with GAAP.

                  Section 6.12 PRO FORMA LEVERAGE RATIO. Each of the Borrower and Holdings will not permit the Pro Forma Leverage Ratio to exceed, as of the last day of any fiscal quarter ending during any period set forth below, the ratio set forth opposite such period:


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                             PERIOD                         TOTAL LEVERAGE RATIO

         First fiscal quarter 1999 to and including
         second fiscal quarter 1999                             5.65 to 1.0
         Third fiscal quarter 1999                               5.0 to 1.0

         Fourth fiscal quarter 1999 to and including
         third fiscal quarter 2000                              4.25 to 1.0
         Fourth fiscal quarter 2000 and thereafter               4.0 to 1.0

         Section 6.13 CONSOLIDATED EBITDA. The Borrower and Holdings will not permit Consolidated EBITDA for any period of four fiscal quarters ending as of the last day of any fiscal quarter ending during any period set forth below to be less than the amount set forth opposite such period:

                                                     MINIMUM CONSOLIDATED EBITDA
                             PERIOD
         First fiscal quarter 1999                              $38,500,000
         Second fiscal quarter 1999 to and including             40,000,000
         third fiscal quarter 1999
         Fourth fiscal quarter 1999 to and including             50,000,000
         third fiscal quarter 2000
         Fourth fiscal quarter 2000 to and including             60,000,000
         third fiscal quarter 2001
         Fourth fiscal quarter 2001 to and including             70,000,000
         third fiscal quarter 2002
         Fourth fiscal quarter 2002 and thereafter               80,000,000

         Section 6.14 CASH INTEREST COVERAGE RATIO. The Borrower and Holdings will not permit the Cash Interest Coverage Ratio, determined as of the last day of any fiscal quarter ending during any period set forth below, to be less than the ratio set forth opposite such period below:

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                             PERIOD                            MINIMUM RATIO

       First fiscal quarter 1999 to and including second
       fiscal quarter 1999                                      1.55 to 1.0
       Third fiscal quarter 1999                                1.65 to 1.0
       Fourth fiscal quarter 1999 to and including third        2.00 to 1.0
       fiscal quarter 2000
       Fourth fiscal quarter 2000 to and including third        2.50 to 1.0
       fiscal quarter 2001
       Fourth fiscal quarter 2001 and thereafter                2.75 to 1.0


         Section 6.15 FIXED CHARGE COVERAGE RATIO. The Borrower and Holdings will not permit the Fixed Charge Coverage Ratio, determined as of the last day of any fiscal quarter ending during any period set forth below, to be less than the ratio set forth opposite such period:

                             PERIOD                            MINIMUM RATIO

       First fiscal quarter 1999                                 .95 to 1.0
       Second fiscal quarter 1999                                .90 to 1.0
       Third fiscal quarter 1999                                1.05 to 1.0
       Fourth fiscal quarter 1999                               1.10 to 1.0

       First fiscal quarter 2000 to and including third         1.25 to 1.0
       fiscal quarter 2000
       Fourth fiscal quarter 2000 to and including third        1.35 to 1.0
       fiscal quarter 2001
       Fourth fiscal quarter 2001 to and including third        1.45 to 1.0
       fiscal quarter 2002
       Fourth fiscal quarter 2002 and thereafter                1.50 to 1.0"


                                      III.
                         REPRESENTATIONS AND WARRANTIES

         3.1. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Parent Guarantor hereby represents and warrants to the Administrative Agent, the Lenders and the Issuing Bank as follows:

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                           3.1.1. Such party is duly organized, validly existing
         and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to carry on its business as now conducted and to enter into and perform its obligations under this Amendment and the Credit Agreement as amended hereby and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                           3.1.2. Such party has taken all necessary action to authorize the execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby.

                           3.1.3. This Amendment has been duly executed and delivered by such party and each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                           3.1.4. After giving effect to this Amendment, no event has occurred and is continuing, or would result from the execution and delivery of this Amendment that would constitute a Default.

                           3.1.5. Each of the representations and warranties contained in this Amendment and the Credit Agreement as amended hereby is true, correct and complete as if set forth in full herein and made on the date this Amendment becomes effective, except to the extent that any such representation and warranty specifically relates to an earlier date, in which case it was true, correct and complete as of such earlier date.

                                       IV.
                           CONDITIONS TO EFFECTIVENESS

                  4.1. CONDITIONS TO EFFECTIVENESS. The consents, waivers and amendments effected by this Amendment shall not become effective until the date (the "Second Amendment Effective Date") on which the following conditions precedent are satisfied or waived in writing by the Required Lenders:

                           4.1.1. EXECUTION OF THIS AGREEMENT. Parent Guarantor, the Borrower, the Administrative Agent, the Issuing Bank and the Required Lenders shall have executed and delivered this Amendment to the Administrative Agent and each other Guarantor shall have executed and delivered the Consent attached hereto to the Administrative Agent.

                           4.1.2. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. All representations and warranties contained in this Amendment and the Credit Agreement as amended

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         hereby shall be true, correct and complete as if made on the date this
         Amendment becomes effective, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true, correct and complete as of such earlier date and, after giving effect to this Amendment, no event shall have occurred and be continuing that constitutes a Default.

                                       V.
                                  AMENDMENT FEE

         The Borrower shall, on or prior to May 7, 1999, pay to the Administrative Agent for the account of each Lender executing this Amendment on or prior to May 6, 1999, a non-refundable amendment fee in the amount of 0.25% of each such Lender's Revolving Commitment. Failure to pay such fee in full on or prior to May 7, 1999 shall constitute an Event of Default under the Credit Agreement.

                                       VI.
                                  MISCELLANEOUS

         6.1. NO WAIVER. Except as expressly set forth herein, nothing contained herein or in any other instrument or document executed in connection herewith, nor any action taken by the Administrative Agent, the Issuing Bank or any Lender , or any party hereto or any party consenting hereto in connection with this Amendment or any other action contemplated hereby or thereby shall in any event be construed or deemed to constitute a waiver of any past, present or future Default or Event of Default, or a waiver or an estoppel of any cause of action the Administrative Agent, the Issuing Bank or any Lender, or any party hereto or any party consenting hereto may have against any other party for any reason whatsoever.

         6.2. FULL FORCE AND EFFECT. As of the Second Amendment Effective Date, the Credit Agreement shall be amended to the extent set forth in Section 2 hereof. Except as specifically amended by this Amendment, all of the terms and provisions of the Credit Agreement or any of the documents referred to therein or defined in connection therewith shall remain in full force and effect. Such amendments shall be limited precisely as written and shall not be deemed (a) except as expressly set forth herein, to be a consent to any modification or waiver of other terms or conditions of the Credit Agreement or any of the documents referred to therein or delivered in connection therewith or (b) to prejudice any right, remedy, power or privilege which any party hereto or any party consenting hereto now has or may have in the future under or in connection with the Credit Agreement or any of the documents referred to therein or delivered in connection therewith. The term "Agreement" as used in the Credit Agreement, the other Loan Documents and all other related documents shall mean the Credit Agreement as amended hereby.

         6.3. EXPENSES. Without limiting any provision of the Amendment or
Section 9.3 of the Credit Agreement, each of the Borrower and Holdings jointly and severally agrees to pay promptly all reasonable costs and expenses of the Administrative Agent and the reasonable costs and expenses of the Administrative Agent's legal counsel in connection with the


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preparation, negotiation, execution, delivery and administration of this
Amendment and the transactions contemplated hereby.

         6.4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. The provisions of Sections 9.9(b)-(d) and 9.10 of the Credit Agreement shall apply hereto.

         6.5. SEVERABILITY. The illegality or unenforceability of any provision of this Amendment, the Credit Agreement (including as amended hereby) or any other document or any other instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment, the Credit Agreement (including as amended hereby) or such other document or any other instrument or agreement required hereunder or thereunder.

         6.6. HEADINGS. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment (or the Credit Agreement as amended hereby).

         6.7. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which, when so executed shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to Credit Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                   GLOBAL HEALTH SUB, INC.,
                                   as Borrower



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:


                                   GLOBAL HEALTH SCIENCES, INC.,
                                   as Parent Guarantor



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:


                                   CITICORP USA, INC.,
                                   as Administrative Agent



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:


                                   CITIBANK, N.A.,
                                   as Issuing Bank



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:

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                                   BANK OF AMERICA NT&SA,
                                   as Documentation Agent



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:

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                                   CITICORP USA, INC.,
                                   as Lender



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:

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                                   BANK OF AMERICA NT&SA,
                                   as Lender



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:

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                                   SANWA BANK CALIFORNIA,
                                   as Lender



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:

                                   WELLS FARGO BANK, N.A.,
                                   as Lender



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:

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                                   DRESDNER BANK AG,
                                   New York and Grand Cayman Branches,
                                   as Lender



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:

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                                     CONSENT
                           DATED AS OF APRIL 30, 1999


         The undersigned, as Subsidiary Guarantors under the "Guarantee Agreement" and as Subsidiary Grantors under the "Pledge and Security Agreement" (as such terms are defined in and under the Credit Agreement referred to in the foregoing Second Amendment), each hereby consents and agrees to the foregoing Second Amendment and hereby confirms and agrees that (i) the Guarantee Agreement and the Pledge and Security Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, said Second Amendment, each reference in the Guarantee Agreement and the Pledge and Security Agreement to the "Credit Agreement", "thereunder", "thereof" and words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by said Second Amendment, and (ii) the Pledge and Security Agreement and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations as defined in the Pledge and Security Agreement.


                                   D&F INDUSTRIES, INC.
                                   RAVEN INDUSTRIES, INC.
                                   DYNAMIC PRODUCTS, INC.
                                   WEST COAST SALES
                                   AMERICAN INGREDIENTS, INC.


                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title: